UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 22, 2006

TRICELL, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50036	88-0504530
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6 Howard Place, Stoke-on-Trent, Staffordshire, ST1 4NQ United Kingdom
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 011 44 870 753 2360

Copies to:
Asher Levitsky, P.C.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 22, 2006, John Sumnall and Neil Proctor resigned as member of the Board of Directors of Tricell, Inc. (the “Company”), effective immdiately. There was no disagreement or dispute between either Mr. Sumnall or Mr. Proctor and the Company which led to their respective resignations.

On August 22, 2006, Andre Salt resigned as chief executive officer and chairman of the Company, effective immediately. There was no disagreement or dispute between Mr. Salt and the Company which led to his resignation.

On August 22, 2006, our Board of Directors appointed James Reed as Chief Executive Officer of the Company to fill the vacancy in this position created by Mr. Salt’s resignation. Mr. Reed has served as President of the Company since November 18, 2005.

On August 22, 2006, our Board of Directors appointed Ian M. Herman and Melvyn S. Langley to the Board of Directors of the Company. Our Board of Directors also appointed Mr. Langley as Chairman of our Board of Directors to fill the vacancy in the chairmanship created by Mr. Salt’s resignation. There are no understandings or arrangements between Messrs. Herman and Langley and either Messrs. Herman or Langley any other person pursuant to which Messrs. Herman or Langley was selected as a director. Mr. Herman and Langley will serve as independent members of the audit and compensation committees of the Company. Messrs. Herman and Langley do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Langley is also a consultant of the Company whereby he receives $3,000 a month as compensation for services rendered. As a consultant of the Company, Mr. Langley provides financial and operational advice to the executive officers of the Company.

Mr. Herman has served as Chairman, Director and Chief Executive Officer of Global Aircraft Solutions and Hamilton Aerospace Technologies from 2002 to the present. From 1995 to 2000, Mr. Herman served as Chairman of the Department of Trade and Industry London and Southeast Development Board for the British government. From to 1988 to 1990, Mr. Herman served as Chairman and Chief Executive Officer of British World Airlines. Mr. Herman is a chartered accountant.

Mr. Langley has served as a principal in MSL Consultants from 2003 to the present. From 1993 to 2003, Mr. Langley served as the senior partner of Langley and Partners. From 1973 to 1993, Mr. Langley served as the main resident tax and insolvency partner at Sorskys. Mr. Langley is a chartered accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tricell Inc.

Date: August 30, 2006	/s/ Neil Purcell
Neil Purcell
Chief Financial Officer